INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-51254 on Form S-8 of Pacific Financial Corporation of our report, dated January 26, 2001, included in this Annual Report on Form 10-K of Pacific Financial Corporation for the year ended December 31, 2000.








/s/ Knight Vale & Gregory PLLC

KNIGHT VALE & GREGORY PLLC
Tacoma, Washington
March 27, 2002